Exhibit 99.3

RICHMOND MUTUAL BANCORPORATION, INC.

*BROADRIDGE CORPORATE ISSUER SOLUTIONS*
*C/O RICHMOND MUTUAL BANCORPORATION, INC.*
*P.O. BOX 1342*
*BRENTWOOD, NY 11717*

**SCAN TO**
**VIEW MATERIALS & VOTE**

**VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above**
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on [.] (or up until 11:59 p.m. Eastern Time on [.] for shares held in the Richmond Mutual Bancorporation Employee Stock Ownership Plan). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

**ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS**
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on [.] (or up until 11:59 p.m. Eastern Time on [.] for shares held in the Richmond Mutual Bancorporation Employee Stock Ownership Plan). Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V82679-TBD — KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**RICHMOND MUTUAL BANCORPORATION, INC.**

**The Board of Directors recommends you vote FOR each of the following proposals:**

| | | For | Against | Abstain |
|---|---|---|---|---|
| 1. | To approve the merger of The Farmers Bancorp, Frankfort, Indiana ("Farmers Bancorp") with and into Richmond Mutual Bancorporation, Inc. ("Richmond Mutual") as contemplated by the Agreement and Plan of Merger, dated as of November 11, 2025, by and between Farmers Bancorp and Richmond Mutual (the "merger agreement"), and the issuance of shares of Richmond Mutual common stock to the shareholders of Farmers Bancorp, pursuant to the merger agreement (the Richmond Mutual merger and share issuance proposal"). | ☐ | ☐ | ☐ |

2. To elect as directors the nominees named in the joint proxy statement/prospectus, each to serve a three-year term or until their successors are duly elected and qualified.

| | For | Withhold |
|---|---|---|
| 2a. Garry D. Kleer | ☐ | ☐ |
| 2b. Kathryn Girten | ☐ | ☐ |

| | | For | Against | Abstain |
|---|---|---|---|---|
| 3. | To approve, on a non-binding advisory basis, the compensation of Richmond Mutual's named executive officers. | ☐ | ☐ | ☐ |
| 4. | To ratify, on a non-binding advisory basis, the appointment of Forvis Mazars, LLP as Richmond Mutual's independent registered public accounting firm for the fiscal year ending December 31, 2026. | ☐ | ☐ | ☐ |
| 5. | To adjourn the Annual Meeting of Richmond Mutual shareholders to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Annual Meeting of Richmond Mutual shareholders to approve the Richmond Mutual merger and share issuance proposal. | ☐ | ☐ | ☐ |

**NOTE:** In their discretion, the proxies are authorized to vote on any other business that properly may come before the Annual Meeting or any adjournment or postponement thereof. The undersigned acknowledges receipt from Richmond Mutual prior to the execution of this proxy, of a Notice of the Annual Meeting of Shareholders, an Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and the joint proxy statement / prospectus dated [.].

**Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.**

| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date |
|---|---|---|---|
| | | | |

V82680-TBD REVOCABLE PROXY RICHMOND MUTUAL BANCORPORATION, INC. ANNUAL MEETING OF SHAREHOLDERS [.], 2026 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned shareholder(s) hereby appoint(s) Garry D. Kleer or Bradley M. Glover, and each or either of them with full powers of substitution, to act as attorneys and proxies, to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of Richmond Mutual Bancorporation, Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders ("Annual Meeting") to be held at [.], Eastern Time on [.], 2026, at the First Bank Richmond Financial Center located at 31 North 9th Street, Richmond, Indiana, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed by the shareholder(s). If no such directions are made, this proxy will be voted FOR each of the proposals listed on the reverse side hereof. If any other business is properly presented at the Annual Meeting, this proxy will be voted in accordance with the recommendation of the Board of Directors. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting. This proxy also confers discretionary authority on the proxies to vote (i) for the election of any person as director if a nominee named in the proxy statement is unable to serve or for good cause will not serve, and (ii) on such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof. PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID REPLY ENVELOPE. CONTINUED AND TO BE SIGNED ON REVERSE SIDE. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders: The Notice of Annual Meeting, Joint Proxy Statement / Prospectus and Annual Report on Form 10-K are available at www.proxyvote.com.